Exhibit 10.2
Execution Version

OMNIBUS AMENDMENT TO
TPG OPERATING GROUP LIMITED PARTNERSHIP AGREEMENTS

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of March 15, 2023 (the “Amendment Effective Date”), is entered into by the respective general partner of each of TPG Operating Group I, L.P., a Delaware limited partnership (“TOG I”), TPG Operating Group II, L.P., a Delaware limited partnership (“TOG II”), and TPG Operating Group III, L.P., a Delaware limited partnership (“TOG III”).

W I T N E S S E T H :

WHEREAS, TPG Holdings I-A, LLC, a Delaware limited liability company (“TOG I GP”), is the general partner of TOG I and is party to the Sixth Amended and Restated Limited Partnership Agreement of TOG I, dated as of January 12, 2022 (as amended, and/or amended and restated, the “Existing TOG I LPA”);

WHEREAS, TPG Holdings II-A, LLC, a Delaware limited liability company (“TOG II GP”), is the general partner of TOG II and is party to the Sixth Amended and Restated Limited Partnership Agreement of TOG II, dated as of January 12, 2022 (as amended, and/or amended and restated, the “Existing TOG II LPA”);

WHEREAS, TPG Holdings III-A, L.P., a Delaware limited partnership (“TOG III GP”, and together with TOG I GP and TOG II GP, the “TOG GPs”), is the general partner of TOG III and is party to the Sixth Amended and Restated Limited Partnership Agreement of TOG III, dated as of January 12, 2022 (as amended, and/or amended and restated, the “Existing TOG III LPA”, and together with the Existing TOG I LPA and Existing TOG II LPA, the “Existing TOG LPAs”); and

WHEREAS, each TOG GP, pursuant to its authority under Section 11.10(a) of the respective Existing TOG LPA, desires to effect an amendment to the respective Existing TOG LPA on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing, each TOG GP hereby agrees as follows:

Section 1. Amendment. On the Amendment Effective Date, Section 5.05(b) of each Existing TOG LPA is hereby amended as follows (with underlines representing additions and ~~strikethroughs~~ representing deletions):

“(b) Tax Allocations: Code Section 704(c). For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for Capital Account purposes under Section 5.04, except that in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Partnership and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations Section 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the

Partners so as to take account of any variation between the adjusted basis of such Property to the Partnership for U.S. federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using any reasonable method under Code Section 704(c) that is selected by the General Partner in its sole discretion; provided that the General Partner may not select a method with respect to one or more assets other than the traditional ~~allocation~~ method under Treasury Regulations Section 1.704-3(b) if the selection of such other method with respect to such assets may adversely affect in any material respect any Partner or Partners (or adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Partner or Partners) in a materially disproportionate manner to any other Partners, unless the General Partner receives the prior written consent of a majority in interest of such disproportionately affected Partner or Partners. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulations Section 1.704- 1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.”

Section 2. Effect of Amendments. Except as expressly set forth herein, the amendments contained herein shall not constitute an amendment or waiver of any provision of the Existing TOG LPAs, and all of such provisions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 3. Governing Law. With respect to each Existing TOG LPA, this Amendment shall be governed by the governing law of such Existing TOG LPA.

Section 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signature pages to follow]

Execution Version

IN WITNESS WHEREOF, this Amendment is executed as of the Amendment Effective Date.

TOG GPs: TPG HOLDINGS I-A, LLC
By: /s/ Ken Murphy
Name:	Ken Murphy
Title:	Chief Operating Officer

TPG HOLDINGS II-A, LLC
By: /s/ Ken Murphy
Name:	Ken Murphy
Title:	Chief Operating Officer

TPG HOLDINGS III-A, L.P. By: TPG HOLDINGS III-A, LLC, its general partner
By: /s/ Ken Murphy
Name:	Ken Murphy
Title:	Chief Operating Officer